Exhibit 99.1

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 1

Varian Medical Systems Reports Third Quarter Fiscal Year 2017 Results

Highlighting Growth in Backlog and Improvements in both

Gross Margin and Working Capital

•	Oncology gross orders up 5%, supported by gains across all regions
•	Booked three proton orders during the quarter
•	Backlog of $3.25 billion; up 6%, led by a 7% increase in Oncology Systems
•	Gross margin up 19 basis points to 44.3% driven by increased service revenue mix and supply chain efficiencies
•	GAAP net earnings per diluted share from continuing operations of $0.98, $1.04 non-GAAP

PALO ALTO, Calif., July 26, 2017 – Varian Medical Systems (NYSE:VAR), the world's leading manufacturer of medical devices and software for treating and managing cancer, today announced its third-quarter fiscal 2017 operating results. All comparisons in this announcement are year-over-year unless noted otherwise.

Summary

($ in millions except EPS)	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Revenues	$662.4	$642.9	$1,929.2	$1,873.9
Growth Reported	3.0%		3.0%
Growth Constant Currency	4.0%		4.0%
Gross Margin	44.3%	44.1%	43.8%	42.4%
GAAP Net Earnings (1)	$90.6	$81.9	$174.4	$231.0
GAAP Net Earnings Per Diluted Share (1)	$0.98	$0.86	$1.86	$2.39
Net Cash Provided by Operating Activities	$155.1	$95.2	$269.4	$204.3
Non-GAAP Net Earnings (1) (2)	$96.2	$95.4	$234.5	$257.2
Non-GAAP Net Earnings per Diluted Share (1) (2)	$1.04	$1.00	$2.51	$2.66

(1)	GAAP Net Earnings and Earnings Per Share and Non-GAAP Net Earnings and Non-GAAP Earnings Per Share refer only to continuing operations. GAAP and Non-GAAP Earnings Per Share, for the quarter and year-to-date period ended June 30, 2017, were calculated considering diluted shares of 92.4 million and 93.5 million, respectively. For the quarter and year-to-date period ended June 30, 2016, the number of diluted shares was 95.4 million and 96.5 million, respectively.

(2)	Non-GAAP Net Earnings and Non-GAAP Earnings Per Share are defined as GAAP Net Earnings and GAAP Earnings Per Share adjusted to exclude the amortization of intangible assets, acquisition-related expenses and benefits, restructuring and impairment charges and significant litigation charges or benefits and legal costs.

“I am pleased with our solid execution this quarter,” said Dow Wilson, CEO of Varian Medical Systems. “We extended our industry leadership with the successful launch of the new Halcyon™ treatment system at the ESTRO show in May, gross orders for our Oncology business grew five percent and we booked three proton orders during the quarter. Importantly, we executed well against our operational priorities, including improved operating profitability and working capital discipline.”

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 2

Revenues in the quarter included $46 million from a proton order received from the Georgia Proton Therapy Center, which contributed approximately $0.10 of EPS.

The company ended the quarter with $658 million in cash and cash equivalents and $364 million of debt. Net cash provided by operating activities was healthy at $155 million in the quarter, supported by strong cash collections, and $269 million year-to-date, up $65 million. During the quarter, the company invested $47 million to repurchase 500,000 shares of common stock.

Oncology Systems Segment

In the quarter, Oncology gross orders were $708 million, up 5 percent in dollars and in constant currency. Gross orders in the Americas increased 3 percent in dollars and in constant currency, supported by 3 percent growth in North America. In EMEA, gross orders rose 2 percent and 5 percent in dollars and in constant currency, respectively, and in APAC gross orders rose 13 percent in dollars and in constant currency. Revenues for the segment totaled $594 million, down 2 percent in dollars and 1 percent in constant currency with the decline driven largely by increased backlog mix from emerging markets causing the backlog conversion cycle to lengthen.

“Our Oncology business grew gross orders in every region, with notable contributions from our service and software businesses and the first orders for our new Halcyon treatment system,” said Wilson. “Orders in our China business grew by over 30 percent as we extended our leadership in this key market.”

Particle Therapy Segment

In the quarter, the company booked orders totaling $122 million, including an order to equip a multi-room facility at the Georgia Proton Therapy Center in Atlanta. Orders for single-room ProBeam® Compact systems at the University of Pennsylvania and in Thailand were also booked during the quarter. Revenues for the Particle Therapy business almost doubled in the quarter to $68 million.

“We continued to win orders for our single-room system as the proton market transitions to smaller facilities, demonstrating our increasing competitiveness in this field,” said Wilson. “We were able to book the Georgia Proton Therapy Center order after the customer carried out a successful bond issuance.”

Outlook

Fourth quarter revenue growth is now expected to be flat to down slightly. For Q217 to Q417, revenue growth is expected to be between 2 and 3 percent, including the impact of proton revenues. Non-GAAP diluted earnings per share from continuing operations are expected to be in the range of $1.15 to $1.23 for the fourth quarter and between $3.08 and $3.16 for Q217 to Q417, including the earnings contribution of the proton business.

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 3

Investor Conference Call

Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2017 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on our company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13664498. The telephone replay will be available through 5 p.m. PT, Friday, July 28, 2017.

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About Varian Medical Systems
Varian Medical Systems focuses energy on saving lives and is the world's leading manufacturer of medical devices and software for treating and managing cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,600 people at sites around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

FOR INFORMATION CONTACT:

Gary Bischoping (650) 424-5691

gary.bischoping@varian.com

Neil Madle (+44) 7786 526068

neil.madle@varian.com

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 4

Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per share amounts)	Q3 QTR 2017	Q3 QTR 2016	Q3 YTD 2017	Q3 YTD 2016
Gross orders	$830.3	$727.3	$2,096.4	$1,893.0
Oncology Systems	707.7	675.9	1,941.5	1,826.6
Particle Therapy	122.6	51.4	154.9	66.4
Order Backlog	3,255.0	3,059.5	3,255.0	3,059.5
Revenues	662.4	642.9	1,929.2	1,873.9
Oncology Systems	594.0	605.4	1,799.2	1,779.0
Particle Therapy	68.4	37.5	130.0	94.9
Cost of revenues	369.1	359.4	1,084.9	1,079.8
Gross margin	293.3	283.5	844.3	794.1
As a percent of revenues	44.3%	44.1%	43.8%	42.4%
Operating expenses
Research and development	55.1	51.1	158.3	147.7
Selling, general and administrative	121.9	128.1	415.5	350.8
Impairment charges	—	2.2	38.3	2.2
Operating earnings	116.3	102.1	232.2	293.4
As a percent of revenues	17.6%	15.9%	12.0%	15.7%
Interest income, net	0.2	1.6	2.4	4.3
Earnings from continuing operations before taxes	116.5	103.7	234.6	297.7
Taxes on earnings	25.9	21.8	60.2	66.7
Net earnings from continuing operations	90.6	81.9	174.4	231.0
Net earnings (loss) from discontinued operations	—	17.0	(6.8)	53.9
Net earnings	90.6	98.9	167.6	284.9
Less: Net earnings attributable to non-controlling interests	0.2	0.1	0.7	0.1
Net earnings attributable to Varian	$90.4	$98.8	$166.9	$284.8

Net earnings (loss) per share - basic
Continuing operations	$0.99	$0.86	$1.88	$2.41
Discontinued operations	—	0.18	(0.08)	0.56
Net earnings per share - basic	$0.99	$1.04	$1.80	$2.97

Net earnings (loss) per share - diluted
Continuing operations	$0.98	$0.86	$1.86	$2.39
Discontinued operations	—	0.18	(0.07)	0.56
Net earnings per share - diluted	$0.98	$1.04	$1.79	$2.95

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	91.7	94.9	92.7	96.0
Weighted average shares outstanding - diluted	92.4	95.4	93.5	96.5

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 5

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In millions)	June 30,	September 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$658.2	$811.4
Short-term investments	—	95.3
Accounts receivable, net	747.5	769.6
Inventories	460.2	442.4
Prepaid expenses and other current assets	173.8	141.1
Current assets of discontinued operations	18.9	355.6
Total current assets	2,058.6	2,615.4

Property, plant and equipment, net	249.3	258.6
Goodwill	220.8	220.0
Intangible assets	74.2	84.1
Deferred tax assets	141.7	136.8
Other assets	309.3	227.0
Non-current assets of discontinued operations	5.1	272.9
Total assets	$3,059.0	$3,814.8

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$153.3	$159.2
Accrued liabilities	354.9	383.6
Deferred revenues	643.9	608.6
Short-term borrowings	64.7	329.6
Current maturities of long-term debt	49.4	49.4
Current liabilities of discontinued operations	7.0	83.0
Total current liabilities	1,273.2	1,613.4
Long-term debt	249.9	286.9
Other long-term liabilities	141.6	155.8
Non-current liabilities of discontinued operations	—	4.2
Total liabilities	1,664.7	2,060.3

Redeemable non-controlling interests of discontinued operations	—	10.3

Equity:
Varian stockholders’ equity:
Common stock	91.7	93.7
Capital in excess of par value	698.7	678.6
Retained earnings	693.6	1,069.0
Accumulated other comprehensive loss	(94.0)	(100.8)
Total Varian stockholders’ equity	1,390.0	1,740.5
Non-controlling interests	4.3	3.7
Total equity	1,394.3	1,744.2
Total liabilities, redeemable non-controlling interests and equity	$3,059.0	$3,814.8

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 6

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP diluted net earnings per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, unless otherwise specified.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2017	Page 7

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation between GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 QTR 2017	Q3 QTR 2016	Q3 YTD 2017	Q3 YTD 2016
Non-GAAP adjustments
Amortization of intangible assets (1)	$2.9	$1.7	$8.5	$4.7
Restructuring charges	2.8	0.8	8.8	3.7
Legal costs	0.2	11.9	16.4	21.2
Impairment charges	—	2.2	38.3	2.2
Other (2)	0.5	0.5	1.4	1.8
Total Non-GAAP adjustments	6.4	17.1	73.4	33.6
Tax effects of Non-GAAP adjustments	(0.6)	(3.7)	(12.7)	(7.5)
Total net earnings from continuing operations impact from non-GAAP adjustments	$5.8	$13.4	$60.7	$26.1
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$116.3	$102.1	$232.2	$293.4
Total operating earnings from continuing operations impact from non-GAAP adjustments	6.4	17.1	73.4	33.6
Non-GAAP operating earnings from continuing operations	$122.7	$119.2	$305.6	$327.0
Net earnings and diluted net earnings per share reconciliation
GAAP net earnings from continuing operations attributable to Varian(3)	$90.4	$82.0	$173.8	$231.1
Total net earnings from continuing operations impact from non-GAAP adjustments	5.8	13.4	60.7	26.1
Non-GAAP net earnings from continuing operations attributable to Varian	$96.2	$95.4	$234.5	$257.2
GAAP diluted net earnings per share from continuing operations	$0.98	$0.86	$1.86	$2.39
Non-GAAP diluted net earnings per share from continuing operations	$1.04	$1.00	$2.51	$2.66
Shares used in GAAP and non-GAAP diluted net earnings per share calculation	92.4	95.4	93.5	96.5

(1) Includes $1.2 million, $1.3 million, $3.7 million and $3.5 million, respectively, in cost of revenues for the periods presented.

(2) Other includes acquisition-related expenses and benefits.

(3) Excludes immaterial net earnings (loss) from continuing operations attributable to non-controlling interests for the periods presented.